Exhibit 99.1

Civista Bancshares, Inc. Announces First Quarter 2017 Earnings

Sandusky, Ohio, April 28, 2017 /PRNewswire/– Civista Bancshares, Inc. (NASDAQ:CIVB) (“Civista”) reported net income available to common shareholders of $4.3 million, or $0.40 per diluted share, for the first quarter of 2017, compared with $4.3 million, or $0.43 per diluted share, for the prior year period.

“The first quarter of 2017 has provided a very solid start to the year. During the quarter we successfully raised $35 million in common stock, which was hugely oversubscribed. We opened a new loan production office in Westlake, Ohio. We grew our loan balances at an annualized rate of 7.6% and have maintained stable asset quality.” said James O. Miller, Chairman, President and CEO of Civista.

Results of Operations:

Net interest income for the first quarter of 2017 increased $657 thousand, or 5.4% compared to the same period of 2016. For the three-month period ended March 31, an increase in average loans outstanding primarily contributed to the increase in interest income compared to 2016. Tax equivalent net interest margin was 3.67% for the first quarter, compared to 3.53% for the same period a year ago. Net interest margin was reduced in both periods due to the impact of additional interest-earning cash on deposit related to the tax refund processing program. The impact to net interest margin related to the tax refund processing program in the first quarter was a reduction of 32 basis points in 2017 and 49 basis points in 2016.

Summary Average Balance Sheet

(Tax-equivalent basis / dollars in thousands)

	Three months ended March 31,
	2017			2016
	Average balance	Interest	Yield / rate	Average balance	Interest	Yield / rate
Assets
Loans	$1,067,903	$11,777	4.47%	$1,000,720	$11,317	4.55%
Securities	210,962	1,559	3.77%	211,995	1,456	3.54%
Interest-bearing deposits	188,813	356	0.76%	227,738	280	0.49%

Total interest earning assets	$1,467,678	$13,692	3.89%	$1,440,453	$13,053	3.76%

Liabilities
Int-bearing demand and savings	$577,809	$123	0.09%	$556,240	$113	0.08%
Time deposits	189,985	342	0.73%	209,550	377	0.72%
FHLB advances and other borrowings	81,448	335	1.66%	91,724	328	1.44%

Total interest-bearing liabilities	$849,242	$800	0.38%	$857,514	$818	0.38%
Noninterest-bearing deposits	$624,315			$608,085
Net interest income and interest rate spread		$12,892	3.51%		$12,235	3.38%
Net interest margin			3.67%			3.53%

No provision for loan losses was made for the first quarter of 2017 or 2016.

During the first quarter 2017, noninterest income totaled $5.1 million, compared to $5.3 million for the prior year’s first quarter.

Noninterest income
(dollars in thousands)	Three months ended March 31,
	2017	2016
Service charges	$1,045	$1,129
Net gain on sale of securities	—	(5)
Net gain on sale of loans	257	394
ATM fees	510	508
Wealth management fees	707	634
Tax refund processing fees	2,200	2,200
Other	419	400

Total noninterest income	$5,138	$5,260

Service charge income decreased $84 thousand, or 7.4%, for the three-month period primarily due to an increase in the business account earnings credits. Overdraft charges were also down, related to consumer account activity. Gain on sale of loans decreased $137 thousand for the three-month period ended March 31, due partially to a lesser volume of loans sold this year.

Additionally, the first quarter of 2016 included a gain associated with Commercial loans which totaled $77 thousand. Wealth management fees increased $73 thousand for the three-month period as assets under management have increased $26.7 million since the end of the first quarter 2016. Tax refund processing fees remained unchanged.

Noninterest expense totaled $11.5 million for the first quarter 2017, an increase of $595 thousand, or 5.5%, compared to the prior year’s first quarter.

Noninterest expense
(dollars in thousands)	Three months ended March 31,
	2017	2016
Salaries, Wages and benefits	$7,118	$6,324
Net occupancy and equipment	987	927
Contracted data processing	388	355
Taxes and assessments	422	470
Professional services	451	501
Amortization of intangible assets	167	183
Marketing	252	287
Other	1,717	1,860

Total noninterest expense	$11,502	$10,907

Salaries, wages and benefits expense increased $794 thousand for the first quarter 2017, compared to last year. The increases in salaries, wages and benefits expense were due to additional employees, normal merit raises, and an increase in benefit costs. Net occupancy and equipment increased $60 thousand for the three-month period ended March 31 2017, due primarily to repair and maintenance expense.

The efficiency ratio was 62.5% during the first quarter 2017 compared to 61.1% for 2016.

Balance Sheet

Total assets increased $191.8 million, or 13.9%, from December 31, 2016 to March 31, 2017, due increased cash balances of $145.0 million, primarily related to the tax refund processing program, an increase in the loan portfolio of $19.7 million and an increase in investment securities of $27.4 million.

The $19.7 million, or 1.9%, increase in the loan portfolio from December 31, 2016 to March 31, 2017 continues to come from growth in our Commercial and Agriculture, Commercial Real Estate and Residential Real Estate loan portfolios.

End of period loan balances

(dollars in thousands)

	March 31, 2017	December 31, 2016	$ Change	% Change

Commercial and Agriculture	$139,449	$135,462	$3,987	2.9%
Commercial Real Estate:
Owner Occupied	167,904	161,364	6,540	4.1%
Non-owner Occupied	400,411	395,931	4,480	1.1%
Residential Real Estate	255,578	247,308	8,270	3.3%
Real Estate Construction	55,266	56,293	(1,027)	-1.8%
Farm Real Estate	38,035	41,170	(3,135)	-7.6%
Consumer and Other	18,597	17,978	619	3.4%

Total Loans	$1,075,240	$1,055,506	$19,734	1.9%

Mr. Miller continued, “We normally see a decrease in loans during the first quarter of the year. The first quarter of 2017 we saw a 1.9%, or 7.6% annualized, increase. The addition of several lenders and the opening of the Westlake, Ohio loan production office have provided a good foundation for growth. Our loan pipeline remains strong heading into the second quarter.”

Total deposits increased $190.4 million, or 17.0%, from December 31, 2016 to March 31, 2017. The increase was due primarily to the additional cash balances related to the tax refund processing program.

End of period deposit balances

(dollars in thousands)

	March 31,	December 31,
	2017	2016	$ Change	% Change
Noninterest-bearing demand	$569,749	$345,588	$224,161	64.9%
Interest-bearing demand	183,370	183,759	(389)	-0.2%
Savings and money market	393,547	384,330	9,217	2.4%
Time deposits	164,787	207,426	(42,639)	-20.6%

Total Deposits	$1,311,453	$1,121,103	$190,350	17.0%

Federal Home Loan Bank advances decreased $33.5 million or 69.1% from December 31, 2016 to March 31, 2017, primarily due to the increase in deposits.

Total shareholders’ equity increased $37.1 million, or 27.0%, from December 31, 2016 to March 31, 2017 primarily due to approximately $32.8 million of additional common equity raised in February. Retained earnings also increased by $3.8 million.

Asset Quality

The Company recorded net charge-offs of $5 thousand for the first quarter of 2017 compared to net recoveries of $72 thousand for the same period of 2016.

Allowance for Loan Losses

(dollars in thousands)

	March 31,	March 31,
	2017	2016
Beginning of period	$13,305	$14,361
Charge-offs	(131)	(126)
Recoveries	126	198
Provision	—	—

End of period	$13,300	$14,433

Nonperforming assets at March 31, 2017 were $11.7 million, a small decrease from December 31, 2016.

Non-performing Assets

(dollars in thousands)

	March 31,	December 31,
	2017	2016
Non-accrual loans	$7,950	$7,518
Restructured loans	3,682	4,180

Total non-performing loans	11,632	11,698
Other Real Estate Owned	17	37

Total non-performing assets	$11,649	$11,735

Civista Bancshares, Inc. is a $1.6 billion financial holding company headquartered in Sandusky, Ohio. The Company’s banking subsidiary, Civista Bank, operates 29 locations in Northern, Mid- Central and Southwestern Ohio.

Civista Bancshares, Inc. may be accessed at www.civb.com. The Company’s common shares are traded on the NASDAQ Capital Market under the symbol “CIVB”. The Company’s depositary shares, each representing a 1/40th ownership interest in a Series B Preferred Share, are traded on the NASDAQ Capital Market under the symbol “CIVBP”.

This press release may contain forward-looking statements regarding the financial performance, business prospects, growth and operating strategies of Civista. For these statements, Civista claims the protections of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Statements in this press release should be considered in conjunction with the other information available about Civista, including the information in the filings we make with the Securities and Exchange Commission. Forward-looking statements provide current expectations or forecasts of future events and are not guarantees of future performance. The forward-looking statements are based on management’s expectations and are subject to a number of risks and uncertainties. We have tried, wherever possible, to identify such statements by using words such as “anticipate,” “estimate,” “project,” “intend,” “plan,” “believe,” “will” and similar expressions in connection with any discussion of future operating or financial performance. Although management believes that the expectations reflected in such forward-looking statements are reasonable, actual results may differ materially from those expressed or implied in such statements. Risks and uncertainties that could cause actual results to differ materially include risk factors relating to the banking industry and the other factors detailed from time to time in Civista’ reports filed with the Securities and Exchange Commission, including those described in “Item 1A Risk Factors” of Part I of Civista’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016. Undue reliance should not be placed on the forward-looking statements, which speak only as of the date hereof. Civista does not undertake, and specifically disclaims any obligation, to update any forward-looking statement to reflect the events or circumstances after the date on which the forward-looking statement is made, or reflect the occurrence of unanticipated events, except to the extent required by law.

For additional information, contact:

James O. Miller

Chairman, President and CEO

Civista Bancshares, Inc.

888-645-4121

Civista Bancshares, Inc.

Financial Highlights

(dollars in thousands, except share amounts)

Consolidated Condensed Statement of Income

	Three Months Ended March 31, (unaudited)
	2017	2016
Interest income	13,692	13,053
Interest expense	800	818

Net interest income	12,892	12,235
Provision for loan losses	—	—

Net interest income after provision	12,892	12,235
Noninterest income	5,138	5,260
Noninterest expense	11,502	10,907

Income before taxes	6,528	6,588
Income tax expense	1,893	1,863

Net income	4,635	4,725
Preferred stock dividends	319	391

Net income available to common shareholders	4,316	4,334
Dividends per common share	$0.06	$0.05
Earnings per common share, basic	$0.47	$0.55
diluted	$0.40	$0.43
Average shares outstanding, basic	9,100,329	7,845,768
diluted	11,608,333	10,924,013
Selected financial ratios:
Return on average assets	1.15%	1.17%
Return on average equity	12.37%	14.97%
Dividend payout ratio	11.78%	8.30%
Net interest margin (tax equivalent)	3.67%	3.53%

Selected Balance Sheet Items

	March 31, 2017	December 31, 2016
	(unaudited)	(unaudited)
Cash and due from financial institutions	$182,446	$36,695
Investment securities	223,245	195,864
Loans held for sale	1,740	2,268
Loans	1,075,240	1,055,506
Less allowance for loan losses	13,300	13,305

Net loans	1,061,940	1,042,201
Other securities	14,072	14,055
Fixed assets	17,952	17,920
Goodwill and other intangibles	28,727	28,879
Bank owned life insurance	24,696	24,552
Other assets	14,197	14,829

Total assets	$1,569,015	$1,377,263

Total deposits	$1,311,453	$1,121,103
Federal Home Loan Bank advances	15,000	48,500
Securities sold under agreements to repurchase	23,674	28,925
Subordinated debentures	29,427	29,427
Accrued expenses and other liabilities	14,724	11,692
Total shareholders’ equity	174,737	137,616

Total liabilities and shareholders’ equity	$1,569,015	$1,377,263

Shares outstanding at period end	10,143,070	8,343,509

Book value per share	$15.48	$14.22
Equity to asset ratio	11.14%	9.99%

Selected asset quality ratios:
Allowance for loan losses to total loans	1.24%	1.26%
Non-performing assets to total assets	0.74%	0.85%
Allowance for loan losses to non-performing loans	114.34%	113.74%

Non-performing asset analysis
Nonaccrual loans	$7,950	$7,518
Troubled debt restructurings	3,682	4,180
Other real estate owned	17	37

Total	$11,649	$11,735

Average Balance Analysis

(Unaudited - Dollars in thousands except share data)

	Three Months Ended March 31,
	2017			2016
Assets:	Average balance	Interest	Yield/ rate*	Average balance	Interest	Yield/ rate*
Interest-earning assets:
Loans	$1,067,903	$11,777	4.47%	$1,000,720	$11,317	4.55%
Taxable securities	132,152	847	2.62%	137,795	801	2.38%
Non-taxable securities	78,810	712	5.69%	74,200	655	5.69%
Interest-bearing deposits in other banks	188,813	356	0.76%	227,738	280	0.49%

Total interest-earning assets	$1,467,678	13,692	3.89%	$1,440,453	13,053	3.76%

Noninterest-earning assets:
Cash and due from financial institutions	98,472			114,551
Premises and equipment, net	18,124			16,871
Accrued interest receivable	3,933			4,019
Intangible assets	28,827			29,447
Other assets	10,328			9,906
Bank owned life insurance	24,602			21,562
Less allowance for loan losses	(13,311)			(14,504)

Total Assets	$1,638,653			$1,622,305

Liabilities and Shareholders’ Equity:
Interest-bearing liabilities:
Demand and savings	$577,809	$123	0.09%	$556,240	$113	0.08%
Time	189,985	342	0.73%	209,550	377	0.72%
FHLB	28,440	88	1.25%	38,436	110	1.15%
Subordinated debentures	29,427	241	3.32%	29,427	212	2.90%
Repurchase agreements	23,581	6	0.10%	23,861	6	0.10%

Total interest-bearing liabilities	$849,242	800	0.38%	$857,514	818	0.38%

Noninterest-bearing deposits	624,315			608,085
Other liabilities	13,168			29,730
Shareholders’ equity	151,928			126,976

Total Liabilities and Shareholders’ Equity	$1,638,653			$1,622,305

Net interest income and interest rate spread		$12,892	3.51%		$12,235	3.38%
Net interest margin			3.67%			3.53%

* - All yields and costs are presented on an annualized basis

Supplemental Financial Information

(Unaudited - Dollars in thousands except share data)

End of Period Balances	March 31, 2017	December 31, 2016	September 30, 2016	June 30, 2016	March 31, 2016
Assets
Cash and due from banks	$182,446	$36,695	$33,229	$41,772	$214,407
Securities available for sale	223,245	195,864	200,967	200,643	201,786
Loans held for sale	1,740	2,268	2,827	5,167	2,193
Loans	1,075,240	1,055,506	1,046,967	1,028,922	1,005,803
Allowance for loan losses	(13,300)	(13,305)	(13,451)	(14,547)	(14,433)

Net Loans	1,061,940	1,042,201	1,033,516	1,014,375	991,370
Other securities	14,072	14,055	13,926	13,734	13,550
Fixed assets	17,952	17,920	17,340	16,711	16,773
Goodwill and other intangibles	28,727	28,879	29,038	29,186	29,337
Bank owned life insurance	24,696	24,552	24,404	24,255	23,218
Other assets	14,197	14,829	17,033	14,068	14,262

Total Assets	$1,569,015	$1,377,263	$1,372,280	$1,359,911	$1,506,896

Liabilities
Total deposits	$1,311,453	$1,121,103	$1,134,153	$1,115,007	$1,279,780
Federal Home Loan Bank advances	15,000	48,500	35,000	47,300	17,500
Securities sold under agreement to repurchase	23,674	28,925	21,713	17,725	24,272
Subordinated debentures	29,427	29,427	29,427	29,427	29,427
Accrued expenses and other liabilities	14,724	11,692	13,678	14,249	25,377

Total liabilities	1,394,278	1,239,647	1,233,971	1,223,708	1,376,356

Shareholders’ Equity
Preferred shares, Series B	17,708	18,950	19,776	22,124	22,273
Common stock	153,167	118,975	118,126	115,750	115,442
Accumulated earnings	23,073	19,263	16,471	13,640	9,242
Treasury stock	(17,235)	(17,235)	(17,235)	(17,235)	(17,235)
Accumulated other comprehensive income (loss)	(1,976)	(2,337)	1,171	1,924	818

Total shareholders’ equity	174,737	137,616	138,309	136,203	130,540

Total Liabilities and Shareholders’ Equity	$1,569,015	$1,377,263	$1,372,280	$1,359,911	$1,506,896

Quarterly Average Balances
Assets:
Earning assets	$1,467,678	$1,274,928	$1,271,069	$1,301,101	$1,440,453
Securities	210,962	211,458	215,470	215,059	211,995
Loans	1,067,903	1,044,121	1,042,721	1,015,687	1,000,720
Liabilities and Shareholders’ Equity
Total deposits	$1,392,109	$1,147,351	$1,130,181	$1,191,298	$1,373,875
Interest-bearing deposits	767,794	788,549	782,269	765,908	765,790
Interest-bearing liabilities	81,448	73,012	84,389	68,445	91,724
Total shareholders’ equity	151,928	137,717	136,737	132,267	126,976

Supplemental Financial Information

(Unaudited - Dollars in thousands except share data)

	Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
Income statement	2017	2016	2016	2016	2016
Total interest income	$13,692	$13,407	$13,370	$13,739	$13,053
Total interest expense	800	849	844	799	818

Net interest income	12,892	12,558	12,526	12,940	12,235
Provision for loan losses	—	—	—	(1,300)	—
Noninterest income	5,138	3,143	3,653	4,075	5,260
Noninterest expense	11,502	10,702	11,195	11,050	10,907

Income before taxes	6,528	4,999	4,984	7,265	6,588
Income tax expense	1,893	1,368	1,304	2,084	1,863

Net income	4,635	3,631	3,680	5,181	4,725
Preferred stock dividends	319	345	374	391	391

Net income available to common shareholders	$4,316	$3,286	$3,306	$4,790	$4,334

Common shares dividend paid	$507	$495	$474	$392	$392

Per share data
Basic net income per common share	$0.47	$0.40	$0.41	$0.61	$0.55
Diluted net income per common share	0.40	0.33	0.34	0.47	0.43
Dividends per common share	0.06	0.06	0.06	0.05	0.05
Average common shares outstanding - basic	9,100,329	8,273,167	8,042,422	7,877,119	7,845,768
Average common shares outstanding - diluted	11,608,333	10,963,109	10,965,031	10,951,521	10,924,013

Asset quality
Allowance for loan losses, beginning of period	$13,305	$13,451	$14,547	$14,433	$14,361
Charge-offs	(131)	(287)	(1,183)	(230)	(126)
Recoveries	126	141	87	1,644	198
Provision	—	—	—	(1,300)	—

Allowance for loan losses, end of period	$13,300	$13,305	$13,451	$14,547	$14,433

Ratios
Allowance to total loans	1.24%	1.26%	1.28%	1.41%	1.43%
Allowance to nonperforming assets	114.17%	113.38%	102.71%	105.20%	93.12%
Allowance to nonperforming loans	114.34%	113.74%	103.21%	106.02%	93.46%

Nonperforming assets
Nonperforming loans	$11,632	$11,698	$13,033	$13,721	$15,443
Other real estate owned	17	37	62	107	56

Total nonperforming assets	$11,649	$11,735	$13,095	$13,828	$15,499

Capital and liquidity
Tier 1 leverage ratio	11.08%	10.55%	10.38%	9.85%	8.24%
Tier 1 risk-based capital ratio	15.93%	12.98%	12.84%	12.76%	12.52%
Total risk-based capital ratio	17.12%	14.20%	14.08%	14.01%	13.77%
Tangible common equity ratio	8.37%	6.70%	6.71%	6.42%	5.38%